Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration Statement No. 33-45961 of Ivy Funds on Form N-1A of our report dated May 18, 2010, relating to the financial statements and financial highlights of Ivy Asset Strategy Fund, Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Energy Fund, Ivy High Income Fund, Ivy Large Cap Growth Fund, Ivy Limited-Term Bond Fund, Ivy Mid Cap Growth Fund, Ivy Money Market Fund, Ivy Municipal Bond Fund, Ivy Small Cap Growth Fund, Ivy Science & Technology Fund, Ivy Tax-Managed Equity Fund, and Ivy Municipal High Income Fund, each a series of Ivy Funds, Inc., appearing in the Annual Report on Form N-CSR of Ivy Funds, Inc. for the fiscal year ended March 31, 2010. We also consent to the incorporation by reference in this Registration Statement of our report dated May 20, 2010, relating to the financial statements and financial highlights of Ivy Balanced Fund, Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy Dividend Opportunities Fund, Ivy European Opportunities Fund, Ivy Global Bond Fund, Ivy Global Natural Resources Fund, Ivy International Balanced Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Managed European/Pacific Fund, Ivy Managed International Opportunities Fund, Ivy Micro Cap Growth Fund, Ivy Mortgage Securities Fund, Ivy Pacific Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, and Ivy Value Fund, each a series of Ivy Funds, appearing in the Annual Report on Form N-CSR of Ivy Funds for the fiscal year ended March 31, 2010. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/Deloitte & Touche

Kansas City, Missouri

July 23, 2010